UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 28, 2004
Date of Report (Date of earliest event reported)

EYI INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-29803	88-0407078
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

3960 Howard Hughes Parkway, Suite 500
Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

(702) 296-8034
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE.

EYI Industries, Inc. ("EYI") has entered into a joint venture agreement (the "JV Agreement") with World Wide Buyers' Club Inc. ("WWBC") and Supra Group, Inc. ("SG"), dated as of May 28, 2004. Pursuant to the terms of the JV Agreement, EYI and SG agreed to form WWBC, a Nevada corporation owned 51% by EYI and 49% by SG, for the purpose of jointly marketing and distributing the products of EYI through the existing SG distribution system in the Latin American countries identified in the JV Agreement and the products of SG using the existing EYI distribution system to residents in the U.S.  EYI retains the right to appoint the majority of the directors of WWBC, and SG must have at least one of its nominees on the board of directors of WWBC at all times pursuant to the terms of the JV Agreement.

The product marketing business of WWBC is intended to be conducted under the name "The Hispanic Buyers' Club" and the business of WWBC is expected to include: (a) the sale of memberships for the purchase of discounted EYI and SG products, (b) the sale of EYI and SG products at retail prices for non-members, and (c) the use of WWBC as a vehicle to carry out other common marketing activities as agreed on from time to time.

The term of the JV Agreement is ten years commencing on May 6, 2004 and continuing to May 5, 2014, subject to renewal by written agreement of both parties.

The foregoing summary is qualified in its entirety by reference to the JV Agreement which is attached hereto as an exhibit.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit	Description

10.1	Joint Venture Agreement dated as of May 28, 2004 among EYI Industries, Inc., World Wide Buyers' Club Inc., and Supra Group, Inc.

99.1	Press release issued May 28, 2004 reporting the entry into the Joint Venture Agreement among EYI Industries, Inc., World Wide Buyers' Club Inc., and Supra Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYI INDUSTRIES, INC.

Date:	June 15, 2004

		By:	/s/ Jay Sargeant

Jay Sargeant
President, Chief Executive Officer and
Director